SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 19, 1997
                Date of Report (date of earliest event reported)


                             MEDNET, MPC CORPORATION
             (Exact name of Registrant as specified in its charter)

    Nevada                      0-17120                         88-0215949
(State or other            (Commission File                    (IRS Employer
jurisdiction of                  Number)                       Identification
Incorporation)                                                     Number)


                                871-C Grier Drive
                             Las Vegas, Nevada 89119
                    (Address of principal executive offices)


                                  702-361-3119
              (Registrant's telephone number, including area code)






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Item 5. Other Events.

         On March 19, 1997 the Company issued a press release announcing that it would be taking a fourth quarter 1996 charge in excess of $13,000,000, that it expected to restate the results of the first quarter of 1996 and subsequent periods and that 1996 revenues will be less than previously announced. The press release also stated that its Nevada pharmacy license will be placed on probation as a result of previously announced proceedings. A copy of the press release is attached as an exhibit.

Item 7.  Financial Statements and Exhibits.

         The following exhibit is filed herewith:

         (a)      Press release dated March 19, 1997.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MEDNET, MPC CORPORATION



Dated: March 20, 1997                              By  /s/ Robert Bagdasarian
                                                       -------------------------
                                                       Name:  Robert Bagdasarian
                                                       Title: Chief Executive
                                                                 Officer